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       PERLEY-ROBERTSON, HILL & MCDOUGALL LLP
        Lawyers / Patent & Trade-Mark Agents
Avocats / Agents de brevets et de marques de commerce

JANUARY 31, 2005

                                                                     Exhibit 5.1

January 31, 2005

Workstream Inc.
495 March Road
Suite 300
Ottawa, ON K2K 3G1

Ladies and Gentlemen:

RE:   REGISTRATION STATEMENT ON FORM S-3
      OUR REFERENCE: CREB013

We have acted as counsel to Workstream Inc., a corporation organized under the laws of Canada (the "Company"), in connection with the preparation of a registration statement on Form S-3, (as the same may be amended, the "Registration Statement") relating to the offer and sale of: 14,167,385 common shares, without par value (the "Common Shares"), of the Company by certain selling shareholders named in the Registration Statement; and 2,498,334 common shares, without par value of the Company issuable pursuant to outstanding warrants held by certain selling shareholders named in the Registration Statement (the "Warrant Shares").

In connection therewith, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Articles of Incorporation and By-laws of the Company, the Registration Statement, resolutions adopted by the Company's Board of Directors with respect to the matters referred to herein, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. We have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, it is our opinion that the Common Shares being registered hereby have been legally issued and are fully paid and non-assessable and that the Warrant Shares, when issued in accordance with the terms of the underlying warrants, will be legally issued and fully paid and non-assessable.


              90 rue Sparks Street, Ottawa, Ontario, Canada K1P 1E2
                t: 613-238-2022, 1-800-268-8292 f: 613-238-8775
                                  www.perlaw.ca

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                       [LOGO]                                   JANUARY 31, 2005
       PERLEY-ROBERTSON, HILL & MCDOUGALL LLP

We give no opinion as to the application of the laws of any jurisdiction other than the Province of Ontario.

We hereby expressly consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.


Yours truly,

PERLEY-ROBERTSON, HILL & MCDOUGALL LLP


/s/ Perley-Robertson, Hill & McDougall LLP